                                                                    EXHIBIT 23.2








                       Consent of Independent Accountants


We hereby consent to incorporation by reference of our report dated March 4, 1998, related to the statements of income and retained earnings (operating deficit) and cash flows of Allen Tank, Inc. for the fifty-two week period ended December 27, 1997, which report appears in UNIFAB International, Inc.'s
Form 10-K for the year ended March 31, 2000.



/s/ LaPorte, Sehrt, Romig & Hand
A Professional Accounting Corporation
Metairie, LA


June 26, 2000